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                                                   # 192994  v. 8

NAME OF REGISTRANT:
Franklin Money Fund
File No. 811-02605

EXHIBIT ITEM No. 77Q (g): Exhibit to accompany Exhibit No. 77M.


                       AGREEMENT OF MERGER

                             BETWEEN

                   FRANKLIN FEDERAL MONEY FUND
                   (a California corporation)

                               AND

                       FRANKLIN MONEY FUND
                   (a California corporation)

AGREEMENT OF MERGER entered into on August 23, 2006 by FRANKLIN
FEDERAL MONEY FUND and FRANKLIN MONEY FUND, as approved by the
Board of Directors of each of said corporations:

1. Franklin Federal Money Fund, which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the "disappearing corporation," shall be merged with and into Franklin Money Fund, which is a corporation incorporated in the State of California, and which is sometimes hereinafter referred to as the "surviving corporation."

2. The separate existence of the disappearing corporation shall cease upon the Effective Date (as defined below) of the merger in accordance with the provisions of the General Corporation Law of the State of California.

3. The surviving corporation shall continue in existence under its present name, Franklin Money Fund, pursuant to the provisions of the General Corporation Law of the State of California.

4. The Articles of Incorporation of the surviving corporation upon the Effective Date of the merger shall be the Articles of Incorporation of said surviving corporation and shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the General Corporation Law of the State of California.

5. The bylaws of the surviving corporation upon the Effective Date of the merger shall be the bylaws of said surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of California.

6. The directors and officers in office of the surviving corporation upon the Effective Date of the merger shall continue to be the directors and officers of the surviving corporation, all of whom shall hold their directorships and offices until the election, choice, and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

7. Each issued share (or fraction thereof) of the disappearing corporation shall, upon the Effective Date of the merger, be converted into an equivalent number of shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner or any consideration be paid therefor, but each said share which is issued as of the Effective Date of the merger shall continue to represent one issued share of the surviving corporation.

8. The Agreement of Merger herein entered into and approved shall be submitted to the shareholders entitled to vote thereon of the disappearing corporation for their approval or rejection in the manner prescribed by the provisions of the General Corporation Law of the State of California.

9. Pursuant to Section 1201(b) of the General Corporation Law of the State of California, the Agreement of Merger will not be submitted to the shareholders of the surviving corporation for their approval or rejection, as the shareholders of the surviving corporation immediately before the merger will own, immediately after the merger, equity securities, other than any warrant or right to subscribe to purchase those equity securities, of the surviving corporation possessing more than five-sixths of the voting power of the surviving corporation.

10. In the event that this Agreement of Merger shall have been approved by the shareholders entitled to vote of the disappearing corporation in the manner prescribed by the provisions of the General Corporation Law of the State of California, the disappearing corporation and the surviving corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that they will cause to be performed all necessary acts therein and elsewhere to effectuate the merger.

11.   The  merger  shall become effective at 2:00  p.m.  (Pacific
Time) on August 31, 2006 (the "Effective Date").

12. Notwithstanding the approval of the Agreement of Merger herein provided for by the shareholders of the disappearing corporation entitled to vote, the merger may be abandoned by either the surviving corporation or disappearing corporation, or both.

     IN WITNESS WHEREOF, Franklin Federal Money Fund, a California corporation and Franklin Money Fund, a California corporation, have caused this Agreement to be signed in their respective names and on their respective behalves by their respective vice presidents and secretaries on August 23, 2006.



                    [Signature Page Follows]



                    FRANKLIN FEDERAL MONEY FUND
                    (a California corporation)


                    By: /s/David P. Goss___
David P. Goss, Vice President


                    By: /s/Karen L. Skidmore_______
                           Karen L. Skidmore, Secretary



                    FRANKLIN MONEY FUND
                    (a California corporation)


                    By: /s/David P. Goss__________
David P. Goss, Vice President



                    By: /s/Karen L. Skidmore
                           Karen L. Skidmore, Secretary

         CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER


David P. Goss and Karen L. Skidmore state and certify that:

1. They are the Vice President and Secretary, respectively, of Franklin Federal Money Fund, a California corporation.

2. The agreement of merger in the form attached was duly approved by the Board of Directors and shareholders of the corporation.

3. There is only one class of shares and the total number of outstanding shares entitled to vote was 96,333,332.613.

4. The shareholder percentage vote required for the aforesaid approval was a majority of the outstanding shares entitled to vote.

5. The principal terms of the merger agreement in the form attached were approved by the corporation by a vote of the number of shares which equaled or exceeded the vote required.

On the date set forth below, in the City of San Mateo in the State of California, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Signed on August 23, 2006



                              /s/David P. Goss__________________
                                   David P. Goss, Vice President


                              /s/Karen L. Skidmore______________
                                   Karen L. Skidmore, Secretary


         CERTIFICATE OF APPROVAL OF AGREEMENT OF MERGER


David P. Goss and Karen L. Skidmore state and certify that:

1. They are the Vice President and Secretary, respectively, of Franklin Money Fund, a California corporation.

2. The agreement of merger in the form attached was duly approved by the Board of Directors and pursuant to Section
1201(b) of the General Corporation Law of the State of California it need not be approved by the shareholders of the corporation.

On the date set forth below, in the City of San Mateo in the State of California, each of the undersigned does hereby declare under the penalty of perjury under the laws of the State of California that he signed the foregoing certificate in the official capacity set forth beneath his signature, and that the statements set forth in said certificate are true of his own knowledge.

Signed on August 23, 2006


                                    /s/David P. Goss__________
                                   David P. Goss, Vice President


                              /s/Karen L. Skidmore______________
                                   Karen L. Skidmore, Secretary